                                                                     EXHIBIT (n)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 31, 1999, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 3333-86723) and under the Investment Company Act of 1940 (File No. 811-09483) and related Prospectus of MuniHoldings Michigan Insured Fund II, Inc. for the registration of shares of its Auction Market Preferred Stock.


                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
September 20, 1999